Exhibit 99.3

Contact:	Michelle Del Guercio, Vice President Marketing
818.880.6700 x8688

UFOR IMMEDIATE RELEASE:

  ASPYRA ANNOUNCES OPTIMIZATION OF TOP-LEVEL MANAGEMENT TO
  ALIGN WITH MARKET AND BUSINESS STRATEGY

CALABASAS, CALIF., April 2, 2009 - Aspyra, Inc. (AMEX: APY) today announced top-level changes in its management team as part of the Company’s business strategy and reorganization efforts, effective April 1, 2009.

Bruce Miller, Aspyra Chief Technology Officer and original founder of Creative Computer Applications, Inc. (CCA), has departed the Company following a 31 year tenure.  As part of his agreement, Mr. Miller will be available as a consultant to the Company on an as needed basis.  Aspyra was formed following a merger acquisition involving CCA and StorCOMM, Inc. in November 2005.

Mr. Ade Lawal, previously Vice President of Strategy and Business Development will assume the role of Chief Operating Officer (COO).  James R. (Skip) Helms, having previously held the position of COO, has moved into the position of Vice President of Strategic Analysis.

Additional changes in top-level management include:
Danny Chin – Director of Operations
Michelle Del Guercio – Vice President of Marketing and Product Management
Scott Treiber – Acting Vice President of Research and Development

Mr. Miller stated, “Given the current state of the economy and the strategic plans of Aspyra, I have agreed to relinquish my role as CTO.  I have strong belief in the Company, its personnel and its products, and am certain Aspyra will experience the success it deserves.”

Rodney Schutt, Aspyra CEO stated, “It is with great admiration and respect that we say goodbye to Bruce, after his many years of dedication, vision and leadership to Aspyra and our employees.”  Mr. Schutt also commented on the reorganization, “Following extensive review of our business and innovation strategy, Aspyra’s senior management believes the reorganization is a vital element that will define greater communication and efficiencies throughout the Company.”  He continued, “We have built an excellent team of capable people that are experts in their field and are focused on the critical areas of our organization.  This further reinforces our strategic imperatives of growth and operational excellence, with commitment to providing quality service and products to our customers, and the future growth of Aspyra.”

Aspyra’s wide range of departmental solutions, including LIS, RIS, PACS and integrated RIS/PACS improve access to clinical data, images and reports, as well as provide organizations with new channels to streamline workflow, boost efficiency and reduce costs.

About Aspyra
Aspyra is a global provider of Health Care Information Technology (HCIT) solutions and services to the healthcare industry. The Company specializes in Clinical Information Systems (CIS), Picture Archive Communication Systems (PACS) and Clinical Image Management Systems (CIMS) for hospitals, multi-specialty clinics, clinical laboratories, imaging departments and centers and orthopedic environments. Aspyra's highly scalable systems can be installed standalone or integrated to provide a single-vendor, enterprise-wide solution. For more information on Aspyra, its products and services, visit www.aspyra.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. Such statements are based upon, among other things, assumptions made by, and information currently available to, management as of the date of this release, including management's own knowledge and assessment of the Company's industry, customers and competition. Factors that could cause Aspyra's actual results to differ materially from these forward-looking statements include among others: changes in the Company’s management or other personnel, the competitive environment for Company products and services; unexpected technical and marketing difficulties inherent in major product development efforts; the potential need for changes in the Company’s long-term strategy in response to future developments; future advances in clinical information technology and procedures, as well as potential changes in government regulations and healthcare policies; and rapid technological change in the microelectronics and software industries. The Company refers interested persons to its most recent Annual Report on Form 10-KSB and its other SEC filings for a description of additional uncertainties and factors, which may affect forward-looking statements. The Company assumes no duty to update its forward-looking statements.